Exhibit 99.1

CONTACT:

FELDMAN MALL PROPERTIES, INC.

Larry Feldman — Chairman & CEO
-or-
Thomas E. Wirth—EVP, Chief Financial Officer
(516) 684 -1239
1010 Northern Blvd, Suite 314
Great Neck, NY 11021

FINANCIAL RELATIONS BOARD
Scott Eckstein
(212) 827-3766
seckstein@frbir.com
FELDMAN MALL PROPERTIES, INC. REPORTS 1ST QUARTER 2007 FINANCIAL RESULTS
GREAT NECK, N.Y.—October 11, 2007
RELEASE HIGHLIGHTS
•	1st quarter 2007 FFO was $0.20 per diluted share as compared to $0.21 per diluted share in the 1st quarter 2006

•	The Company continues to pursue strategic alternatives

•	The Company expects to release second quarter earnings on or before October 22, 2007
FINANCIAL RESULTS
Feldman Mall Properties, Inc. (NYSE: FMP) today reported Funds From Operations (“FFO”) totaling $2.97 million, or $0.20 per diluted share, for the first quarter ended March 31, 2007 as compared to $3.04 million, or $0.21 per diluted share for the three months ended March 31, 2006. The Company’s net loss for the three months ended March 31, 2007 was $0.9 million, or $0.07 per share, as compared to a loss of $1.4 million, or $0.11 per share for the first quarter of 2006. The Company had 14.5 and 14.7 million weighted average common shares and operating partnership units outstanding during the first quarters ended March 31, 2007 and 2006, respectively.
The Company’s FFO results for the first quarter 2007 as compared to 2006 were negatively impacted by:
•	Reduced net operating income due to the contribution of the Foothills Mall (June 2006) and Colonie Center (September 2006) to unconsolidated joint ventures ($2.8 million) partially off-set by reduced interest costs from such properties ($1.5 million).

•	Increased general and administrative expenses due to higher professional and personnel costs ($1.0 million) and increased interest expense due to additional borrowings ($0.4 million).

•	Decrease in net operating income from Northgate, Stratford and Tallahassee in the first quarter 2007 as compared to the same period in 2006 ($0.8 million) due to lower rental revenue from tenant relocations and lower rental rates on short term lease extensions.
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The reductions were partially off-set by:
•	A non-cash reduction in the Company’s earnout obligation due to affiliates, increasing miscellaneous income ($2.3 million). The Company does not expect a similar reduction in the earnout obligation to be recorded in the second quarter of 2007.

•	Increased management, leasing and development services now being charged to Foothills Mall and Colonie Center ($0.7 million).

•	Increased net operating income from the April 2006 purchase of the Golden Triangle Mall and the April 2006 purchase of the JC Penney building at Stratford Square ($0.9 million).
REAL ESTATE AND FINANCING ACTIVITY
$104.5 Million Stratford Square Refinancing
The Company refinanced the Stratford Square Mall, located in Bloomingdale, Illinois. The $104.5 million first mortgage closed May 8, 2007 with an initial term of 36 months and bearing interest at a floating rate of 115 basis points over LIBOR. The loan has two one-year extension options. In connection with the refinancing, the Company entered into an additional $29.5 million swap that matures in May 2010. The effect of this swap is to fix $29.5 million of the mortgage at an all-in interest rate of 6.65% per annum.
On the closing date, $75 million of the loan proceeds were used to retire Stratford Square’s outstanding $75 million first mortgage. The balance of the proceeds was placed into escrow and will be released to the Company to fund the completion of its redevelopment project. As of today, the escrow balance totals $13.7 million.
$50 Million of Convertible Preferred Shares
The Company intends to issue up to $50 million of convertible preferred stock through the private placement of 2 million shares of 6.85% Series A Cumulative Convertible Preferred Shares to Inland American Real Estate Trust, Inc., a public non-listed REIT sponsored by an affiliate of the Inland Real Estate Group of Companies. Pursuant to the terms of the agreement, the Company issued $15 million of preferred stock on April 30, 2007. The Company is required to issue a total of $50 million by the end of the 12-month period following the close of this transaction. There has been no preferred stock issuance since April 2007.
The Company intends to utilize the net proceeds from the offering to provide capital for the redevelopment of its mall assets, to repay borrowings under its line of credit and for general corporate purposes.
$25 Million Credit Agreement with an Affiliate of Kimco Realty Corporation
The Company has executed a promissory note (the “Note”) providing for loans aggregating up to $25 million from Kimco Capital Corp. (“Kimco”). No amount has yet been borrowed under the Note.
Loan draws under the Note are optional on the part of the Company and will bear interest at the rate of 7.00% per annum, payable monthly. Any outstanding principal amount will be due and payable on April 10, 2008, provided that the maturity of the Note may be extended to April 10, 2009 if the Company complies with certain performance criteria. The Company may prepay the outstanding principal amount under the Note in whole or in part at any time.
The Company intends to utilize the Kimco proceeds to provide capital for the redevelopment of its mall assets, to repay borrowings under its line of credit and for general corporate purposes. As of today, the Company has no outstanding balance on the Note.
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OTHER
Strategic Alternatives
On June 5, 2007, the Company announced that it had retained Friedman, Billings, Ramsey & Co., Inc. to assist the Company in exploring strategic alternatives in order to enhance shareholder value. These strategic alternatives may include the raising of capital through the sale of assets of the Company, joint ventures or strategic partnerships, selective acquisitions or dispositions, and the combination, sale or merger of the Company with another entity.
The Company remains committed to exploring strategic alternatives; however, there can be no assurance that the exploration of strategic alternatives will result in any new course of action. The Company does not intend to disclose developments with respect to the exploration of strategic alternatives unless and until the Board of Directors has approved a specified course of action.
Second Quarter Dividend
The Company will defer any further dividend declarations pending the outcome of strategic alternatives. The reinstatement of the dividend will be based on the Company’s future operating cashflow and projected liquidity requirements for property-level redevelopment. The Company shall also take into account the minimum dividend requirements needed to maintain REIT status.
First Quarter Dividend
On May 14, 2007, the Company announced that its Board of Directors had declared a quarterly dividend of $0.2275 per common share for the quarter ending March 31, 2007. The dividend was paid on May 25, 2007 to shareholders of record at the close of business on May 18, 2007.
Second Quarter Earnings Announcement and Conference Call
The Company is completing its second quarter results and expects to issue these results on or before October 22, 2007. Once the second quarter results are released, the Company expects to host a conference call on or before October 24, 2007.
Appointment of New Board Member
In connection with the Inland transaction, Mr. Thomas H. McAuley is expected to join the Company’s board of directors. However, Mr. McAuley has elected to defer his admittance onto FMP’s board until such time as there is a resolution of the Company’s pending pursuit of strategic alternatives.
NON-GAAP FINANCIAL MEASURES
Feldman Mall Properties, Inc., consistent with real estate industry and investment community preferences, uses FFO as a supplemental measure of operating performance. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of depreciable properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties. FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a
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property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.
In order to provide a better understanding of the relationship with FFO and GAAP net income, a reconciliation of FFO to GAAP net income has been provided on page 6 of this release. FFO does not represent cash flow from operating activities in accordance with GAAP, should not be considered as an alternative to GAAP net income and is not necessarily indicative of cash available to fund cash needs.
*Financial Tables Attached
Feldman Mall Properties, Inc. acquires, renovates and repositions enclosed regional shopping malls. Feldman Mall Properties Inc.’s investment strategy is to opportunistically acquire underperforming malls and transform them into physically attractive and profitable Class A malls through comprehensive renovation and re-tenanting efforts aimed at increasing shopper traffic and tenant sales. For more information on Feldman Mall Properties Inc., visit the Company’s website at www.feldmanmall.com.
The Company’s portfolio, including non-owned anchor tenants, consists of seven regional malls aggregating approximately 7.0 million square feet of which the Company owns approximately 4.1 million square feet.
To receive the Company’s latest news releases and other corporate documents, please contact the Company at (516) 684-1239. All releases and supplemental data can also be downloaded directly from the Feldman Mall Properties website at: www.feldmanmall.com.
Forward-looking Information
This press release contains forward-looking statements that involve risks and uncertainties regarding various matters, including, without limitation, the success of our business strategy, including our acquisition, renovation and repositioning plans; our ability to close pending acquisitions and the timing of those acquisitions; our ability to obtain required financing; our understanding of our competition; market trends; our ability to implement our repositioning plans on time and within our budgets; projected capital and renovation expenditures; demand for shop space and the success of our lease-up plans; availability and creditworthiness of current and prospective tenants; and lease rates and terms. The forward-looking statements are based on our assumptions and current expectations of future performance. These assumptions and expectations may be inaccurate or may change as a result of many possible events or factors, not all of which are known to us. If there is any inaccuracy or change, actual results may vary materially from our forward-looking statements.
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FELDMAN MALL PROPERTIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2007	December 31, 2006
	(Unaudited)
ASSETS:
Investments in real estate, net	$326,105	$318,440
Investment in unconsolidated real estate partnerships	34,332	32,833
Cash and cash equivalents	1,491	13,036
Restricted cash	8,351	8,159
Rents, deferred rents and other receivables, net	6,167	5,718
Acquired below-market ground lease, net	7,640	7,674
Acquired lease rights, net	8,767	9,262
Acquired in-place lease values, net	8,364	10,049
Deferred charges, net	3,370	3,284
Other assets, net	5,191	5,396

Total Assets	$409,778	$413,851

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Mortgage loans payable	$210,120	$211,451
Junior subordinated debt obligation	29,380	29,380
Secured line of credit	9,000	—
Due to affiliates	1,638	3,891
Accounts payable, accrued expenses and other liabilities	21,458	25,832
Dividends and distributions payable	—	3,315
Acquired lease obligations, net	6,306	6,823
Deferred gain on partial sale of real estate	3,515	3,515
Negative carrying value of investment in unconsolidated partnership	4,450	4,450

Total liabilities	285,867	288,657
Minority interest	11,556	11,649
Commitments and contingencies
Stockholders’ Equity
Common stock ($0.01 par value, 200,000,000 shares authorized, 13,114,870 and 13,155,062 issued and outstanding at March 31, 2007 and December 31, 2006, respectively)	131	132
Additional paid-in capital	120,314	120,163
Distributions in excess of earnings	(8,455)	(7,637)
Accumulated other comprehensive income	365	887

Total stockholders’ equity	112,355	113,545

Total Liabilities and Stockholders’ Equity	$409,778	$413,851

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FELDMAN MALL PROPERTIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(Amounts in Thousands, Except Per Share Data)

	Three Months Ended March 31,
	2007	2006
Revenue:
Rental	$7,709	$10,690
Tenant reimbursements	3,580	5,339
Management, leasing and development services	823	145
Interest and other income	2,648	504

Total Revenue	14,760	16,678

Expenses:
Rental property operating and maintenance	4,331	5,524
Real estate taxes	1,578	2,052
Interest (including amortization of deferred financing costs)	3,111	4,175
Depreciation and amortization	3,405	4,446
General and administrative	2,937	1,881

Total expenses	15,362	18,078
Loss from operations	(602)	(1,400)
Equity in loss of unconsolidated real estate partnership	(355)	(145)

Loss before minority interest	(957)	(1,545)
Minority interest	93	167

Net loss	($864)	($1,378)

Basic and diluted weighted average shares outstanding	12,857	12,798

Net loss per share — basic and diluted	($0.07)	($0.11)

FFO Calculation:
Net loss	($864)	($1,378)
Less:
Minority interest	(93)	(167)
Add:
Depreciation and amortization (excluding FF&E)	3,297	4,404
Joint venture FFO adjustment	625	180

FFO, before minority interest	$2,965	$3,039

Ownership interests:
Weighted average REIT common shares for basic net income per share	12,857	12,798
Weighted average partnership units held by minority interests and common stock equivalents	1,671	1,878

Weighted average shares and units outstanding	14,528	14,676

FFO per share	$0.20	$0.21
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FELDMAN MALL PROPERTIES, INC.

OPERATING STATISTICS
March 31, 2007

							Shop
						Shop	Tenant
Property	Total	Rentable		Annualized	Shop	Tenants	Base Rent
(Ownership	Square	Square	Mall	Base	Tenant	Percentage	Per Leased
Interest)	Feet	Feet (A)	Occupancy	Rent	Square Feet	Leased (B)	Sq. Ft.
Stratford Square (100%)	1,300,000	629,000	91.23%	$8,023,524	383,614	67.53%	$24.39
Tallahassee Mall (100%)	966,000	966,000	92.87	7,419,237	204,000	73.76	22.74
Northgate Mall (100%)	1,100,000	577,000	97.20	8,029,994	315,000	68.68	23.69
Golden Triangle (100%)	765,000	288,000	98.92	3,059,967	171,000	69.85	18.40
Foothills Mall (30.8%)	711,000	502,000	97.09	8,173,269	230,000	86.57	18.18
Colonie Center Mall (25%)	1,200,000	668,000	91.99	6,916,906	336,000	80.43	26.35
Harrisburg Mall (25%)	922,000	922,000	84.30	5,292,389	270,000	57.44	23.43

Total/Weighted Avg.	6,964,000	4,552,000	93.37%	$46,915,286	1,909,614	72.04%	$22.45

(A)	— Represents owned square feet

(B)	— Excludes temporary tenants

Lease	Number of	Expiring	% of Total	Expiring	Annualized		Expiring
Expiration	Expiring	Rentable	Sq. Ft.	Base	Base	% of Total	Base Rent
Year	Leases	Area	Expiring	Rent	Rent	Base Rent	Per Sq. Ft.
2007	48	127,253	3.59%	$188,051	$2,256,584	4.8%	$17.73
2008	85	365,479	10.31	368,900	4,426,766	9.4%	12.11
2009	67	190,143	5.36	327,875	3,934,473	8.4%	20.69
2010	66	226,780	6.40	368,801	4,425,585	9.4%	19.51
2011	62	249,738	7.04	415,015	4,980,190	10.6%	19.94
2012	43	291,256	8.22	305,853	3,670,197	7.8%	12.60
2013	36	326,865	9.22	336,162	4,033,883	8.6%	12.34
2014	34	308,510	8.70	363,065	4,356,782	9.3%	14.12
2015	22	90,651	2.56	147,336	1,768,042	3.8%	19.50
2016 and thereafter	61	1,368,635	38.60	1,088,562	13,062,684	27.9%	9.54

Portfolio Total	524	3,545,310	100.00%	$3,909,620	$46,915,186	100.00%	$13.23

Sales Per Square Foot
Trailing Twelve Months Ending

	03/31/07	12/31/06	9/30/2006	6/30/2006	3/31/2006
Stratford Square Mall	$288.77	$284.51	$283.33	$282.70	$281.91
Tallahassee Mall	327.45	320.32	329.34	329.64	332.88
Northgate Mall	320.38	308.42	309.63	308.27	306.13
Golden Triangle Mall	295.70	283.95	278.54
Foothills Mall	310.35	305.77	306.03	302.35	305.28
Colonie Center Mall	303.33	308.02	299.71	299.95	301.10
Harrisburg Mall	269.92	266.61	260.31	255.03	253.10

Total/Weighted Average	$302.27	$296.80	$295.27	$296.32	$296.73

Shop Occupancy with Temporary Tenants
Trailing Twelve Months Ending

	3/31/2007	12/31/06	9/30/2006	6/30/2006	3/31/2006
Stratford Square Mall	83.19%	82.28%	75.89%	73.76%	76.38%
Tallahassee Mall	86.61	88.00	88.00	88.19	88.94
Northgate Mall	84.26	90.18	90.91	84.75	85.40
Foothills Mall	92.71	100.00	96.50	96.52	96.52
Golden Triangle Mall	95.26	95.63	78.41
Colonie Center Mall	87.18	89.19	90.46	88.96	88.86
Harrisburg Mall	80.72	75.15	80.80	77.90	77.87

Total/Weighted Average	87.13%	88.63%	85.85%	85.01%	85.66%

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